Maine & Maritimes Corporation Announces Third Quarter 2004 Results

PRESQUE ISLE, ME -- 11/09/2004 -- Maine & Maritimes Corporation (the "Corporation" or "MAM") (AMEX: MAM) today announced its financial and operating results for the three month period ended September 30, 2004. The consolidated net loss for the third quarter of 2004 was $0.26 per share, or $432,000, compared to a gain of $0.17 per share, or $265,000 for the same period last year. MAM's income from continuing operations for the three months ended September 30, 2004, was a loss of $0.26 per share, compared to a gain of $0.23 in the third quarter of the prior year. As mentioned in the following, the third quarter 2003 gain included $0.25 per share for regulatory treatment of a voluntary early retirement program previously expensed. Income from continuing operations for the nine month period ended September 30, 2004, was $0.75 per share or $1,198,000 compared with $1.28 per share or $2,022,000 in the prior year. Its discontinued operations, consisting of Energy Atlantic, which management deemed inconsistent with the firm's desired risk profile, showed third quarter and year-to-date losses in 2004 of $6,000 or $.00 per share and $397,000 or $0.25 per share, respectively. Through the third quarter of 2004, MAM's net income available for common stock was $0.50 per share or $801,000 compared to $1.25 per share or $1,969,000 in 2003.

MAM's regulated electric utility operations, Maine Public Service Company (MPS), increased revenues for the three months ended September 30, 2004, by $389,000 due to rate increases. Its regulated earnings were offset by an increase in stranded cost amortization expense, increased interest expenses due to higher interest rates, and a reduction in the rate of return on its stranded cost deferred fuel balance. The regulated electric utility segment's net income for the quarter was a loss of $39,000, compared to $516,000 of net income in 2003. As noted, during the third quarter of 2003, a one-time regulatory treatment was granted for $402,000 of expenses associated with a voluntary early retirement plan that had been previously expensed, increasing the third quarter 2003 results by $0.25 per share compared to third quarter 2004. MPS's current rate design results in significantly higher revenues, cash flows and earnings during the first and fourth quarter of each year. Due to the rate design, originally designed as a demand side management tool, revenues and earnings are lower in the second and third quarters. Management is currently evaluating potential strategies to improve the quarter-on-quarter consistency of MPS's revenues and earnings.

MAM's unregulated engineering services operations, currently consisting of The Maricor Group and its subsidiaries, produced revenues of $1,292,000 for the three months ended September 30, 2004; however, the segment reported a loss of $238,000. The Group's fee-for-service engineering divisions, when viewed on a stand-alone basis, were profitable during the quarter. However, corporate shared allocations and asset-based business development costs allocated to or incurred by The Maricor Group resulted in a net loss for the quarter. According to John Havrilla, Chief Operating Officer of The Maricor Group, "Our third quarter results for the unregulated engineering services segment were in line with our expectations. We anticipated longer sales cycles for our asset development business segment and lifecycle asset management services. We are quite pleased by customers' reception to our expanded value proposition and remain confident in our overall business model. Clearly, we recognize the importance of increased scale and sales to ensure rapid achievement of our subsidiary level profitability."

Activity from MAM's "Other" segment negatively impacted earnings on a quarter-on-quarter basis by $141,000 due to non-allocated corporate overhead costs remaining at MAM after fully allocated costs were distributed to MPS, The Maricor Group and Maricor Properties.

J. Nick Bayne, President and Chief Executive Officer of Maine & Maritimes Corporation, stated, "Obviously, we are not pleased by our quarterly performance, but due to our regulatory operations that vary significantly from quarter to quarter, our focus remains on annualized returns. Management expected a lagging third quarter due to our utility's rate design that is historically more productive in the first and fourth quarters, as well as increasing health care and other insurance, increased interest expenses, costs associated with Sarbanes-Oxley compliance, and other costs. It is increasingly clear that post-deregulation and generation divestiture, the need to diversify and expand our revenue model and earnings outside of our core electric utility and increase our overall scale of operations is essential. We continue to evaluate cost-cutting initiatives within our utility to offset the projected future loss of net income as a result of our most recent stranded cost rate case. However, given the small scale of our utility and its significant service area, we do not believe cost cutting is the singular solution to long-term quality earnings. We do anticipate that earnings from MPS will be stable, but less in the coming years than in the most recent past, due to the stranded cost rate case and other factors mentioned previously. We remain committed to our diversified growth strategy and recognize that transitioning our business to a more diversified revenue model within more robust markets will require a rational transition period. We are quite pleased with our progress in this area when compared to the level of capital deployment we've dedicated to unregulated operations. Clearly, our future growth will be highly dependent upon our capital formation efforts and effective utilization of MPS's future deferred stranded cost cash flows. Effective implementation of our growth and acquisitions strategy during the coming years is critical to ensure long-term sustainable shareholder value. We remain confident in our ability to effectively transition our Corporation, while continuing to maintain and grow shareholder value."

Maine & Maritimes Corporation and Subsidiaries Earnings Report for the three months and nine months ended September 30, 2004, are as follows:

                          Three Months Ended September 30,
                                    (Unaudited)
                   (Dollars in Thousands Except Per Share Amounts)
                                                  2004             2003
                                               ----------       ----------
Regulated Operating Revenues                   $    7,215       $    6,823
Unregulated Operating Revenues                      1,284                -
                                               ----------       ----------
Total Operating Revenues                       $    8,499       $    6,823
                                               ==========       ==========

(Loss) Income from Continuing Operations
  Available for Common Shareholders            $     (426)      $      358
(Loss) Income from Discontinued Operations             (6)             (93)
                                               ----------       ----------
Total Consolidated Net Income                  $     (432)      $      265
                                               ==========       ==========

Basic & Diluted Earnings (Loss) per
 Common Share From Continuing Operations       $    (0.26)      $     0.23
Basic & Diluted Earnings (Loss) per
 Common Share From Discontinued Operations           0.00            (0.06)
                                               ----------       ----------
Total Earnings (Loss) per Common Share         $    (0.26)      $     0.17
                                               ==========       ==========

Average Shares Outstanding                      1,635,000        1,575,000

                           Nine Months Ended September 30,
                                    (Unaudited)
                   (Dollars in Thousands Except Per Share Amounts)
                                                  2004             2003
                                               ----------       ----------
Regulated Operating Revenues                   $   24,305       $   22,725
Unregulated Operating Revenues                      2,199                -
                                               ----------       ----------
Total Operating Revenues                       $   26,504       $   22,725
                                               ==========       ==========

Income from Continuing Operations
  Available for Common Shareholders            $    1,198       $    2,022
(Loss) Income from Discontinued Operations           (397)             (53)
                                               ----------       ----------
Total Consolidated Net Income                  $      801       $    1,969
                                               ==========       ==========

Basic & Diluted Earnings per Common Share
  From Continuing Operations                   $     0.75       $     1.28
Basic & Diluted Earnings (Loss) per
 Common Share From Discontinued Operations          (0.25)           (0.03)
                                               ----------       ----------
Total Earnings per Common Share                $     0.50       $     1.25
                                               ==========       ==========

Average Shares Outstanding                      1,605,000        1,575,000

Maine & Maritimes Corporation (MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility and its wholly owned, inactive Canadian Subsidiary the Maine and New Brunswick Electrical Power Company, Limited. Maine & Maritimes Corporation is also the parent company of The Maricor Group, U.S., its Canadian subsidiary, The Maricor Group, Canada, and its U.S. subsidiary RES Engineering, Inc., each engineering, asset development and lifecycle asset management services companies. MAM is also the parent company of Maricor Properties Ltd., and its subsidiary Mecel Properties Ltd., both Canadian real estate development and investment companies. Energy Atlantic is an inactive energy marketing subsidiary of MAM. MAM's principal corporate office is in Presque Isle, Maine. Subsidiary offices are also located in Moncton and Saint John, New Brunswick, Halifax, Nova Scotia, Portland, Maine, and Boston and Hudson, Massachusetts. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM; accordingly, there can be no assurance that such indicated results or events will be realized.

The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine & Maritimes Corporation's Form 10-K for the year ended December 31, 2003, and subsequent securities filings, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which MAM and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by MAM or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to MAM or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.

For More Information Contact:
Annette N. Arribas
VP, Corporate Compliance & Investor Relations
Tel: 207.760.2402
Email: aarribas@maineandmaritimes.com